SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 and 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (date of earliest event reported):  July 31, 2003 (July 31, 2003)


                                  CRESTED CORP.
--------------------------------------------------------------------------------
              Exact Name of Registrant as Specified in its Charter)

            Colorado                      0-8773               84-0608126
-------------------------------       ---------------     ----------------------
  (State or other jurisdiction          (Commission          (I.R.S. Employer
        of incorporation)                File No.)          Identification No.)


     Glen L. Larsen Building
     877 North 8th West
     Riverton, WY                                               82501
-----------------------------------------------------     ----------------------
     (Address of Principal Executive Offices)                 (Zip Code)


       Registrant's telephone number, including area code: (307) 856-9271


                                 Not Applicable
--------------------------------------------------------------------------------
               (Former Name, Former Address or Former Fiscal Year,
                          if Changed From Last Report)


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Item 5.  Other Events.

     On July 31, 2003, the Company received an Order from the United States District Court For the District of Colorado, relating to the litigation between
U. S. Energy Corp. and its subsidiary Crested Corp., and Nukem, Inc. and Cycle Resource Investment Corporation, an affiliate of Nukem, Inc. The Order is dated July 30, 2003.

     The Court ordered the Clerk of the Court to enter Judgment in favor of the plaintiffs U. S. Energy Corp. and Crested Corp., against the defendants Nukem, Inc. and Cycle Resource Investment Corporation in the total amount of $20,044,184. The Court's Order states that "this judgment and all other judgments in this case resolve all matters as to all parties and all claims and, therefore, ARE FINAL."

     A copy of the Order is filed as an exhibit to this Report.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial statements of business acquired. Not applicable.

     (b)   Pro forma financial information. Not applicable.

     (c) Exhibits. The Order of the United States District Court for the District of Colorado, Civil Action No. 91-B-1153 (PAC), dated July 30, 2003, is filed as an exhibit to this Report.


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            CRESTED CORP.



Dated:  July 31, 2003                       By:   /s/  Robert Scott Lorimer
                                                 -------------------------------
                                                 Chief Financial Officer



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